SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

AMENDED AND RESTATED FEE AGREEMENT

WELLS FARGO MASTER TRUST

            This amended and restated fee agreement is made as of the 31st day of March, 2001, and is amended as of the 28th day of May, 2020, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

            WHEREAS, the parties and Wells Fargo Master Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Portfolio” and collectively the “Portfolios”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying the annual rates indicated below to the average daily net assets of each Portfolio (or managed portion thereof) throughout the month:

Name of Portfolio	Sub-Advisory Rate
Bloomberg Barclays US Aggregate ex-Corporate Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
Core Bond Portfolio	First 100M Next 200M Next 200M Over 500M	0.20% 0.175% 0.15% 0.10%
Disciplined International Developing Markets Portfolio1	First 100M Next 200M Over 300M	0.20% 0.175% 0.15%
Disciplined Large Cap Portfolio	First 100M Next 200M Over 300M	0.20% 0.175% 0.15%
Diversified Large Cap Growth Portfolio	First 1B Over 1B	0.35% 0.30%
Emerging Growth Portfolio	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
Factor Enhanced Emerging Markets Portfolio2	First 200M Next 300M Over 500M	0.08% 0.07% 0.05%
Factor Enhanced International Portfolio3	First 200M Next 300M Over 500M	0.08% 0.07% 0.05%
Factor Enhanced Large Cap Portfolio4	First 200M Next 300M Over 500M	0.06% 0.05% 0.04%
Factor Enhanced U.S. Low Volatility Equity Portfolio5	First 200M Next 300M Over 500M	0.06% 0.05% 0.04%
Factor Enhanced Small Cap Portfolio6	First 200M Next 300M Over 500M	0.08% 0.07% 0.05%
High Yield Corporate Bond Portfolio	First 200M Next 300M Over 500M	0.09% 0.08% 0.07%
Index Portfolio	First 100M Next 100M Over 200M	0.05% 0.03% 0.02%
Investment Grade Corporate Bond Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
Large Company Value Portfolio	First 100M Next 200M Over 300M	0.25% 0.20% 0.15%
Real Return Portfolio	First 100M Next 200M Next 200M Over 500M	0.28% 0.25% 0.22% 0.18%
Small Company Value Portfolio	First 100M Next 100M Over 200M	0.55% 0.50% 0.40%
Strategic Retirement Bond Portfolio	First 200M Next 300M Over 500M	0.04% 0.035% 0.03%
U.S. REIT Portfolio	First 200M Next 300M Over 500M	0.06% 0.05% 0.04%

            If the Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Sub-Adviser provided management and other services to the Portfolio.

Schedule A amended: May 28, 2020

1On May 28, 2020 the Board of Trustees of Wells Fargo Master Trust approved the appointment of Wells Capital Management Incorporated as the sub-adviser to the Disciplined International Developed Markets Portfolio, effective on or about July 7, 2020.

2On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Emerging Markets Portfolio to the Factor Enhanced Emerging Markets Equity Portfolio, effective on or about July 1, 2020.

3On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced International Portfolio to the Factor Enhanced International Equity Portfolio, effective on or about July 1, 2020.

4On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Large Cap Portfolio to the Factor Enhanced U.S. Large Cap Equity Portfolio, effective on or about July 1, 2020.

5On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the establishment of Factor Enhanced U.S. Low Volatility Equity Portfolio, effective on or about July 1, 2020.

6On February 20, 2020 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Factor Enhanced Small Cap Portfolio to the Factor Enhanced U.S. Small Cap Equity Portfolio, effective on or about July 1, 2020.

The foregoing fee schedule is agreed to as of May 28, 2020 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

        Paul Haast

         Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:

       Name: Sallie Squire

       Title:   Chief Administrative Officer - WFAM